Exhibit 5.1

April 16, 2014	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Board of Directors

Prologis, Inc.

Pier 1, Bay 1

San Francisco, California 94111

Re:	Combined Registration Statement of Prologis, Inc.
and Prologis, L.P. on Form S-3

Dear Ladies and Gentlemen:

We have acted as special counsel to Prologis, Inc., a Maryland corporation (the “Company”), and Prologis, L.P., a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”) in connection with the proposed sale of the following securities (the “Securities”) of the Company and the Operating Partnership, as set forth in the Combined Registration Statement of the Company and the Operating Partnership on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”): (i) one or more series of debt securities of the Operating Partnership (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iv) guarantees by the Company of the Debt Securities (the “Guarantees”) and (v) warrants of the Company representing the right to purchase the Common Stock (the “Warrants”).

Each series of the Debt Securities and corresponding Guarantees will be issued under an Indenture dated as of June 8, 2011, and supplemented by a First Supplemental Indenture dated as of June 8, 2011, a Second Supplemental Indenture dated as of June 8, 2011, a Third Supplemental Indenture dated as of June 8, 2011, a Fourth Supplemental Indenture dated as of June 8, 2011, a Fifth Supplemental Indenture dated as of August 15, 2013, a Sixth Supplemental Indenture dated as of December 3, 2013 and a Seventh Supplemental Indenture dated as of February 20, 2014 (collectively, the “Indenture”), among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee. Each series of the Preferred Stock will be issued under the Company’s Articles of Incorporation, as amended and supplemented (the “Articles of Incorporation”), and articles supplementary to be filed with the State Department of Assessments and Taxation of Maryland (the “Maryland SDAT”). The Common Stock will be issued under the Articles of Incorporation. Certain terms of the Securities to be issued by the Company and the Operating Partnership, as applicable, from time to time will be approved by the Board of Directors of the Company or a committee thereof, on its own behalf or as the sole general partner of the Operating Partnership, as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

Board of Directors

April 16, 2014

As special counsel to the Company and the Operating Partnership, we have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation, the Company’s Seventh Amended and Restated Bylaws, the certificate of limited partnership of the Operating Partnership, the Thirteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, resolutions of Company’s Board of Directors and committees thereof and such Company and Operating Partnership records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company and the Operating Partnership. In rendering this opinion, we have assumed the legal capacity and genuineness of all signatures of persons signing all documents, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals and the conformity to authentic original documents, records and certificates of all documents, records and certificates submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(i)	upon the completion of the Corporate Proceedings relating to a series of the Debt Securities and corresponding Guarantees and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities and corresponding Guarantees of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities and corresponding Guarantees, will be duly authorized and will be binding obligations of the Operating Partnership, in the case of the Debt Securities, and the Company, in the case of the Guarantees, enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(ii)	upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Maryland SDAT of articles supplementary relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable;

(iii)	upon the completion of the Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of the Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable; and

Mayer Brown LLP

Board of Directors

April 16, 2014

(iv)	upon the completion of the Corporate Proceedings relating to the Warrants, the due execution, countersignature and delivery of the Warrants and the due execution, countersignature and delivery of the Common Stock underlying the Warrants, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such Warrants, will be duly authorized and will be valid and legally binding obligations of the Company, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Maryland.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Operating Partnership or any other person, or any other document or agreement involved with issues addressed herein. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

This opinion is furnished in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP